                                                                    EXHIBIT 12.4

ROGERS WIRELESS INC.
FINANCIAL STATEMENT SCHEDULES
SCHEDULE OF VALUATION ACCOUNT - ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE (in thousands of Canadian dollars)

YEAR ENDED DECEMBER 31,

                        Balance,                                          Balance,
                        Beginning        Additions       Deductions       End
          Year          of Year                (1)             (2)        of Year
      ----------------------------------------------------------------------------
           2001           52,453          33,583          (34,801)         51,235
           2002           51,235          32,072          (38,142)         45,165
           2003           45,165          43,959          (31,650)         57,474

      (1) Represents increase in allowance for doubtful accounts receivable charged to expense.

      (2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.